UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  JANUARY 20, 2005

                         COMMISSION FILE NO.:  000-50541

                          DRAGON GOLD RESOURCES, INC.
                          ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              NEVADA                               88-0507007
  -----------------------------          --------------------------------
  (STATE OR OTHER JURISDICTION          (IRS EMPLOYER IDENTIFICATION NO.)
         OF  INCORPORATION)

         REGENTS PLACE, 338 EUSTON ROAD, LONDON, UNITED KINGDOM NW1 3BT
           -----------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 44-207-416-4920
                            -------------------------
                            (ISSUER TELEPHONE NUMBER)

ITEM  1.01.  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

     On January 20, 2005, Dragon Gold Resources, Inc. (the "Company"), entered into an Option Agreement with Jaroslav Ruza (the "Optionor"), to purchase an option to acquire a 100% right, title and interest in the Optionor's mining claims (the "Option Agreement"). The Optionor owns five licenses to mining claims, representing approximately 47,848 hectares or approximately 118,235 acres, in Mongolia (the "Properties"). Under the Option Agreement, the Company paid the Optionor $20,000 (CDN) on January 20, 2005, upon the execution of the Option Agreement, and is required to pay the Optionor an additional $30,000
(CDN) on or before January 20, 2006, and $50,000 (CDN) on or before January 20, 2007 (collectively the "Purchase Price"). However, the Option Agreement represents only an option and the Company is under no obligation to make any additional payments under the Option Agreement, other than the $20,000 (CDN) already paid.

     If the Company chooses to pay the entire Purchase Price, the Company will be deemed to have exercised the option and will own 100% of the Optionor's right, title and interest to the Properties, except for a two percent (2%) royalty which the Optionor will retain on any proceeds received by the Company from any smelter from the sale of any ores, concentrates or minerals produced from the Properties after deducting certain expenses (the "Royalty").

     Under the Option Agreement, the Company has the right to purchase one-third (1/3) of the Royalty from the Optionor at any time for the sum of $300,000
(CDN), an additional one-third (1/3) of the Royalty from the Optionor at any time for the sum of $300,000 (CDN), and the right of first refusal to purchase the remaining one-third (1/3) of the Royalty from the Optionor, in the event the Optionor wishes to sell his remaining interest in the Royalty.

     Under the Option Agreement, the Optionor agreed to provide the Company with all of the necessary geological information on the Properties, provide up to a maximum of fifteen (15) working days of his time to the Company to assist in matters related to the Properties, and the Company agreed to pay the Optionor $300 (CDN) for each day of assistance provided to the Company.

     If the Company fails to make any payments toward the Purchase Price, which are required by the Option Agreement, the Optionor may give the Company a notice of default and if the Company does not cure the default within ten (10) days following delivery of the notice, the Optionor may terminate the Option Agreement. The Company then will have six (6) months from the termination date of the Option Agreement to leave the Properties in good standing, and three (3) months to return copies of all of the reports, maps and other relevant documents in the possession of the Company at the time the option is terminated.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(C)  EXHIBITS:

     10.1*          Option  Agreement

*  Attached  hereto.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRAGON  GOLD  RESOURCES,  INC.

January  25,  2005
         ---

/s/  Johannes  Petersen
-------------------------
Johannes  Petersen
Chief  Executive  Office